UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2017 (March 28, 2017)
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue, Suite 130, Lake Success, NY 11042
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits), including statements regarding Newtek Business Services Corp.’s (“Newtek” or the “Company”) beliefs, expectations, intentions or strategies for the future, may be forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management's current expectations are contained in Newtek’s filings with the Securities and Exchange Commission.  Newtek undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 28, 2017, the Board of Directors (the “Board”) of Newtek Business Services Corp. (the “Company”) accepted the resignation of Sam Kirschner from his position as a member of the Board, effective immediately, and appointed Gregory L. Zink to serve the balance of Mr. Kirschner’s term, effective as of that same date. Mr. Kirschner’s decision to resign from the Board was not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Zink will serve on the Board from March 28, 2017 until the date of the 2019 annual meeting of stockholders of the Company, at which time stockholders will have an opportunity to elect him to a subsequent three-year term, or until his successor is duly elected and qualified. Mr. Zink was also appointed to serve on the Audit and Compensation, Corporate Governance and Nominating committees of the Board.

Mr. Zink has served as Chairman and CEO of NGJ Brand Solutions, the exclusive representative in Japan for leading commercial fitness equipment brands including Nautilus, Stairmaster, and Schwinn since 1995. Mr. Zink has been the Managing Partner of the Lowell Group LLC since 1998 providing consulting and financial advice to small and medium sized businesses. From 1999 to 2005, Mr. Zink was a manager of the Company’s Florida based certified capital company and an officer of the Company’s predecessor. Mr. Zink was formerly employed by Touche Ross/Deloitte Consulting and AT&T, and is a graduate of the General Electric Financial Management Program. He holds an undergraduate degree in finance from Pennsylvania State University and an MBA from the Wharton School of Business.

Mr. Zink is not an “interested person” of the Company as such term is defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended. Mr. Zink was not appointed to the Board pursuant to any arrangement or understanding with any other person, and there are no current or proposed transactions between the Company and Mr. Zink or his immediate family members which would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

     Mr. Zink will receive director fees consistent with the director compensation arrangements of the Company, under terms consistent with those previously disclosed by the Company, and Mr. Zink has entered into an indemnification agreement with the Company.
The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: March 28, 2017	By:	/S/ BARRY SLOANE
Barry Sloane
Chairman of the Board and Chief Executive Officer